EXHIBIT 99.4
STURGEON ACQUISITIONS LLC

STURGEON ACQUISITIONS LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
ASSETS	2017	2016
CURRENT ASSETS
Cash and cash equivalents	$649,122	$544,633
Accounts receivable, net	639,174	564,520
Receivables from related parties	4,259,995	2,232,918
Inventories	1,174,944	1,769,113
Prepaid expenses and other current assets	157,409	171,724
Total current assets	6,880,644	5,282,908

Property, plant and equipment, net	20,705,745	20,872,435
Sand reserves, net	55,365,025	55,367,295
Goodwill	2,683,727	2,683,727
Other non-current assets	252,296	303,377
Total assets	$85,887,437	$84,509,742

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$3,099,594	$1,982,812
Payables to related parties	707,912	476,687
Accrued expenses and other current liabilities	386,021	311,568
Total current liabilities	4,193,527	2,771,067

Total liabilities	4,193,527	2,771,067

COMMITMENTS AND CONTINGENCIES (Note 11)

Members' Equity	81,693,910	81,738,675
Total liabilities and members' equity	$85,887,437	$84,509,742

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

STURGEON ACQUISITIONS LLC
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(UNAUDITED)

	Three Months Ended March 31,
	2017	2016
REVENUE
Product revenue	$756,854	$546,292
Product revenue - related parties	7,618,808	3,517,901
Total revenue	8,375,662	4,064,193

COST AND EXPENSES
Product cost of revenue	7,230,368	3,011,857
Product cost of revenue - related parties	206,646	2,466,937
Selling, general and administrative	235,811	254,841
Selling, general and administrative - related parties	279,177	103,967
Depreciation, depletion and accretion	343,474	337,481
Total cost and expenses	8,295,476	6,175,083
Operating income (loss)	80,186	(2,110,890)

OTHER INCOME (EXPENSE)
Interest expense	(110,846)	(104,461)
Other, net	(14,105)	(19,184)
Total other expense	(124,951)	(123,645)

Net loss	$(44,765)	$(2,234,535)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

STURGEON ACQUISITIONS LLC
CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
(UNAUDITED)

Members' Equity
Balance at January 1, 2016	$90,783,508
Distributions	(5,000,000)
Net loss	(4,044,833)
Balance at December 31, 2016	81,738,675
Net loss	(44,765)
Balance at March 31, 2017	$81,693,910

The accompanying notes are an integral part of these unaudited consolidated financial statements.

STURGEON ACQUISITIONS LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three months ended March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(44,765)	$(2,234,535)
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation, depletion and accretion	343,474	337,481
Amortization of debt origination costs	51,080	65,038
Changes in assets and liabilities:
Accounts receivable, net	(74,654)	38,849
Receivables from related parties	(2,027,077)	(1,416,344)
Inventories	594,169	(406,427)
Prepaid expenses and other assets	14,314	79,026
Accounts payable	1,116,782	920,603
Payables to related parties	231,225	2,561,653
Accrued expenses and other liabilities	74,453	(199,127)
Net cash provided by (used in) operating activities	279,001	(253,783)

Cash flows from investing activities:
Purchases of property and equipment	(174,512)	(5,397)
Net cash used in investing activities	(174,512)	(5,397)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	60,861	40,778
Repayments of long-term debt	(60,861)	(40,778)
Net cash provided by (used in) provided by financing activities	—	—
Net increase (decrease) increase in cash and cash equivalents	104,489	(259,180)
Cash and cash equivalents at beginning of period	544,633	964,827
Cash and cash equivalents at end of period	$649,122	$705,647

Supplemental disclosure of cash flow information:
Cash paid for interest	$67,746	$42,022

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

STURGEON ACQUISITIONS LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1.	Organization, Operations and Basis of Presentation

Organization

Sturgeon Acquisitions LLC (“Sturgeon” or “the Company”) is a limited liability company and was formed under the laws of the State of Delaware on July 29, 2014. Until September 12, 2014, Sturgeon did not earn any revenue or incur any expenses; therefore, this period has not been included in Sturgeon's statements of income, stockholders’ equity and cash flows. Sturgeon is owned by entities controlled by Wexford Capital LP (“Wexford”), Gulfport Energy Corporation (“Gulfport”), and Rhino Resource Partners LP (“Rhino”). Wexford, Gulfport and Rhino own approximately 69%, 25% and 6%, respectively.

On September 12, 2014 (the “Acquisition Date”), Sturgeon acquired (the "Acquisition") 100% of the ownership interests in Taylor Frac, LLC (“Taylor Frac”), Taylor Real Estate Investments, LLC (“Taylor Real Estate”), and South River Road, LLC (“South River”) for $82,775,000 in cash, subject to adjustment, of which $6,000,000 was placed in escrow accounts to secure certain obligations of the sellers and $14,578,053 was directly paid to creditors of the acquired entities.

Operations

The Company produces, markets, and provides logistical solutions for natural sand proppant that is used primarily for hydraulic fracturing in the oil and gas industry. The Company owns, operates and develops sand reserves and related excavation and processing facilities in Taylor, Wisconsin. Additionally, the Company owns and operates logistics networks of rail-served origin and destination terminals located in Taylor, WI and Dover and Steubenville, OH.

The Company’s business depends in large part on the conditions in the oil and natural gas industry. Any prolonged increase or decrease in oil and/or natural gas prices affects levels of exploration, development and production activity, as well as the entire health of the oil and natural gas industry. Therefore, changes in the commodity prices for oil and/or natural gas could have a material effect on the Company’s result of operations and financial condition.

Basis of Presentation

The combined financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). All material accounts and transactions between the entities within the Company have been eliminated in the combined financial statements.

2.	Summary of Significant Accounting Policies
(a) Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include but are not limited to the allowance for doubtful accounts, reserves for self-insurance, sand reserves, depreciation and amortization of property and equipment, amortization of intangible assets, and future cash flows and fair values used to assess recoverability and impairment of long-lived assets, including goodwill.

(b) Cash and Cash Equivalents
All highly liquid investments with an original maturity of three months or less when acquired are considered cash equivalents. The Company maintains its cash accounts in financial institutions that are insured by the Federal Deposit Insurance Corporation. Cash balances from time to time may exceed the insured amounts; however the Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risks on such accounts. The Company had no restricted cash included in its cash or current asset balances at March 31, 2017 or December 31, 2016.

STURGEON ACQUISITIONS LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(c) Accounts Receivable
Accounts receivable include amounts due from customers for product sold are recorded when the title transfers. The Company grants credit to customers in the ordinary course of business and generally does not require collateral. Most areas in which the Company operates provide for a mechanic’s lien against the property on which the service is performed if the lien is filed within the statutorily specified time frame. Customer balances are generally considered delinquent if unpaid by the 30th day following the invoice date and credit privileges may be revoked if balances remain unpaid. The Company regularly reviews receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events, and other factors. As the financial condition of customers change, circumstances develop, or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. In the event the Company was to determine that a customer may not be able to make required payments, the Company would increase the allowance through a charge to income in the period in which that determination is made. Uncollectible accounts receivable are periodically charged against the allowance for doubtful accounts once final determination is made of their uncollectability.

Following is a roll forward of the allowance for doubtful accounts for the three months ended March 31, 2017 and the years ended December 31, 2016 and 2015:

Balance, January 1, 2015	$—
Additions charged to expense	199,179
Deductions for uncollectible receivables written off	(134,679)
Balance, December 31, 2015	$64,500
Additions charged to expense	—
Balance, December 31, 2016	$64,500
Additions charged to expense	—
Balance, March 31, 2017	$64,500

(d) Prepaid Expenses
Prepaid expenses primarily consist of freight on leased rail cars. Prepaid rail freight relates to charges for the movement of leased rail cars to origin of initial loading and return to destination and is charged to cost of revenue over the term of the lease.

(e) Inventories
Inventory consists of raw sand and processed sand available for sale. Inventory is stated at the lower of cost or market using standard cost which approximates average cost. Inventory manufactured at the Company’s production facility includes direct excavation costs, processing costs, and overhead allocation. Stockpile tonnages are calculated by measuring the number of tons added and removed from the stockpile. Tonnages are verified periodically by an independent surveyor. Costs are calculated on a per ton basis and are applied to the stockpiles based on the number of tons in the stockpile. Inventory transported for sale at the Company’s terminal facility includes the cost of purchased or manufactured sand, plus transportation related charges.

(f) Property and Equipment
Property and equipment, including renewals and betterments, are capitalized and stated at cost, while maintenance and repairs that do not increase the capacity, improve the efficiency or safety, or improve or extend the useful life, are charged to operations as incurred. Disposals are removed at cost, less accumulated depreciation, and any resulting gain or loss is recorded in operations. Depreciation is calculated using the straight-line method over the shorter of the estimated useful life, or the remaining lease term, as applicable. Depreciation does not begin until property and equipment is placed in service. Once placed in service, depreciation on property and equipment continues while being repaired, refurbished, or between periods of deployment. Sand reserves are depleted using the units-of-production method over the estimated sand reserves.

The Company reviews long-lived assets for recoverability in accordance with the provisions of FASB Accounting Standard Codification (“ASC”) Topic 360, Impairment or Disposal of Long-Lived Assets, which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. These evaluations for impairment are

STURGEON ACQUISITIONS LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

significantly impacted by estimates of revenues, costs and expenses, and other factors. If long-lived assets are considered to be impaired, the impairment to be recognized is measured by the amount in which the carrying amount of the assets exceeds the fair value of the assets. No impairments were recognized for the years ended December 31, 2016 and 2015.

(g) Goodwill
Goodwill is not amortized, but rather is tested for impairment annually, or more frequently if events or changes in circumstances indicate that goodwill might be impaired. Determination as to whether, and by how much, goodwill is impaired involves management estimates on uncertain matters such as future commodity prices, the effects of inflation on operating expenses, discount rates, production profiles and the outlook for market supply-and-demand conditions. The impairment test is a two-step process. First, the fair value the Company is compared to its carrying value to determine whether an indication of impairment exists. If impairment is indicated, then the implied value of the Company’s goodwill is determined by allocating the Company’s fair value to its assets and liabilities as if the Company had been acquired in a business combination. The fair value of the Company is determined using the discounted cash flow approach, excluding interest. No impairments were recognized for the years ended December 31, 2016 and the three months ended March 31, 2017.

(h) Fair Value of Financial Instruments
The Company’s financial instruments consist of cash, trade receivables, trade payables, and amounts receivable or payable to related parties. The carrying amount of cash, trade receivables, and trade payables approximates fair value because of the short-term nature of the instruments.

(i) Debt Issuance Costs
The Company capitalizes certain costs in connection with obtaining its borrowings, such as lender’s fees and related attorney’s fees. These costs are capitalized in noncurrent assets and charged to interest expense over the contractual term of the debt using the effective interest method.

(j) Revenue Recognition
Revenues are recognized when legal title passes to the customer, which may occur at the production facility, rail origin or at the destination terminal. At that point, delivery has occurred, evidence of a contractual arrangement exists, the price is fixed and determinable, and collectability is reasonably assured. Amounts received from customers in advance of sand deliveries are recorded as deferred revenue. Revenue related to contractual short falls is recognized at the end of the period as defined in the applicable contract.

The timing of revenue recognition may differ from contract billing or payment schedules, resulting in revenues that have been earned but not billed (“Unbilled Revenue”) or amounts that have been billed, but not earned (“Deferred Revenue”). The Company had $124,765 and $11,993 of Unbilled Revenue included in accounts receivable, net in the Consolidated Balance Sheet at March 31, 2017 and December 31, 2016, respectively. There was no Deferred Revenue included in the Consolidated Balance Sheets at March 31, 2017 and December 31, 2016.

(k) Income Taxes
The Company is a limited-liability company and is treated as a partnership for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s members. Members are taxed individually on their share of the Company’s earnings. The Predecessor was a limited-liability company and taxable income and losses of the Company were passed through to the Company’s members. Accordingly, no provision for income taxes is provided in the accompanying financial statements of the Company.

(l) Concentration of Credit Risk and Significant Customers
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents in excess of federally insured limits and trade receivables. The Company’s customers have a concentration in the oil and gas industry and the customer base primarily consists of third party oil field services providers and sand brokers.

At March 31, 2017 and December 31, 2016, one related party customer accounted for 83% and 76%, respectively, of the accounts receivable balance. During the three months ended March 31, 2017 and 2016, two related party customers accounted for 90% and 85%, respectively, of the Company’s revenue.

STURGEON ACQUISITIONS LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(m) New Accounting Pronouncements
In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” which changes inventory measured using any method other than last-in, first-out (LIFO) or the retail inventory method (for example, inventory measured using first-in, first-out (FIFO) or average cost) at the lower of cost and net realizable value. ASU 2015-11 is effective for annual and interim reporting periods beginning after December 15, 2016, with early adoption permitted. We do not expect the adoption of this guidance to have a material effect on the Company's consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers.” ASU 2014-09 supersedes existing revenue recognition requirements in GAAP and requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. Additionally, it requires expanded disclosures regarding the nature, amount, timing and certainty of revenue and cash flows from contracts with customers. The ASU was effective for annual and interim reporting periods beginning after December 15, 2016, using either a full or a modified retrospective application approach; however, in July 2015 the FASB decided to defer the effective date by one year (until 2018) by issuing ASU No. 2015-14, "Revenue From Contracts with Customers: Deferral of the Effective Date." The Company expects to adopt this new revenue guidance utilizing the retrospective method of adoption in the first quarter of 2018, and because the Company is still evaluating the portion of its revenues that may be subject to the new leasing guidance discussed below, it is unable to quantify the impact that the new revenue standard will have on the Company’s consolidated financial statements upon adoption.

In February 2016, the FASB issued ASU No. 2016-2 “Leases” amending the current accounting for leases. Under the new provisions, all lessees will report a right-of-use asset and a liability for the obligation to make payments for all leases with the exception of those leases with a term of 12 months or less.  All other leases will fall into one of two categories: (i) a financing lease or (ii) an operating lease. Lessor accounting remains substantially unchanged with the exception that no leases entered into after the effective date will be classified as leveraged leases. For sale leaseback transactions, a sale will only be recognized if the criteria in the new revenue recognition standard are met. ASU 2016-2 is effective for fiscal years beginning after December 15, 2019, and interim periods within that fiscal year. Early adoption is permitted. Since a portion of the Company’s revenue may be subject to this new leasing guidance, it expects to adopt this updated leasing guidance at the same time its adopts the new revenue standard discussed above, utilizing the retrospective method of adoption. This new leasing guidance will also impact the Company in situations where it is the lessee, and in certain circumstances it will have a right-of-use asset and lease liability on its consolidated financial statements. The Company is currently evaluating the effect the new guidance will have on our consolidated financial statements and results of operations.

3.	Inventory
A summary of the Company's inventory is shown below:

	March 31,	December 31,
	2017	2016
Brokered sand	$—	$269,100
Processed sand	1,174,944	1,500,013
Total inventory	$1,174,944	$1,769,113

4.	Prepaid Expenses and Other Current Assets
Prepaid and other current assets consists of the following:

	March 31,	December 31,
	2017	2016
Prepaid expenses	$157,409	$171,724
	$157,409	$171,724

STURGEON ACQUISITIONS LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

5.	Property, Plant and Equipment
Property, plant and equipment include the following:

		March 31,	December 31,
	Useful Life	2017	2016
Land		3,029,927	3,029,927
Rail improvements	10-20 years	4,276,928	4,276,928
Buildings - wash plant facility	39 years	4,835,148	4,835,148
Buildings - dry plant facility	39 years	7,806,128	7,806,128
Vehicles, trucks and trailers	5-10 years	2,854,113	2,845,547
Other machinery and equipment	5-10 years	45,505	45,505
Mining equipment	5 years	330,904	330,904
		23,178,653	23,170,087
Deposits on equipment and equipment in process of assembly		891,097	725,582
		24,069,750	23,895,669
Less: accumulated depreciation		3,364,005	3,023,234
Property, plant and equipment, net		$20,705,745	$20,872,435

Sand reserves were capitalized as part of the acquisition. Sand reserves are depleted using the units-of-production method over the estimated sand reserves. A summary of depreciation and depletion expense is outlined below:

	Three Months Ended March 31,
	2017	2016
Depreciation expense	$341,204	$337,481
Depletion expense	2,270	—
Depreciation, depletion and accretion	$343,474	$337,481

Deposits on equipment and equipment in process of assembly represents deposits placed with vendors for equipment that is in the process of assembly and purchased equipment that is being outfitted for its intended use. The equipment is not yet placed in service.

6.	Accrued and Other Current Liabilities
Accrued and other current liabilities consists of the following:

	March 31,	December 31,
	2017	2016
Accrued compensation, benefits and related taxes	$109,528	$63,950
Insurance	—	12,000
Taxes	113,574	73,134
Environmental remediation obligation	162,770	162,338
Other	149	146
	$386,021	$311,568

STURGEON ACQUISITIONS LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

7.	Long-Term Debt
On June 30, 2015, the Company entered in to a $25,000,000 revolving line of credit (the “revolver”) with a financial institution. Advances under the revolver bear interest at 2% plus the greater of (a) the Base Rate as set by the institution’s commercial lending group, (b) the sum of the Federal Funds Open Rate plus one half of one percent, or (c) the sum of the Daily LIBOR rate. Additionally, at the Company’s request, advances may be obtained at LIBOR rate plus 3%. The LIBOR rate option allows the Company to select from one, two, three, or six month LIBOR futures spot rates, at the Company’s election. All outstanding principal and interest are due on the maturity date of June 30, 2018. As of March 31, 2017 and December 31, 2016, there were no outstanding balances on the revolver, and borrowing availability was $17,331,273 and $18,173,371, respectively.

The revolver contains various customary affirmative and restrictive covenants. Among the various covenants are specifically identified financial covenants placing requirements of a minimum fixed charge coverage ratio (3.5 to 1.0) and minimum availability block ($5.0 million). As of December 31, 2016 and March 31, 2017, the Company was not in compliance with its fixed charge coverage ratio covenant, however the revolver was undrawn at December 31, 2016, March 31, 2017 and July 27, 2017, the date the financial statements were available to be issued.

9.	Related Party Transactions
Transactions between the subsidiaries of the Company and the following companies are included in Related Party Transactions: Mammoth Energy Services, Inc. ("Mammoth"); Stingray Logistics LLC, a subsidiary of Mammoth ("SR Logistics"); Stingray Pressure Pumping LLC, a subsidiary of Mammoth ("Pressure Pumping"); Barracuda Logistics LLC, a subsidiary of Mammoth ("Barracuda"); Redback Energy Services LLC, a subsidiary of Mammoth ("Energy Services"); Stingray Logistics LLC, a subsidiary of Mammoth ("SR Logistics"); Stingray Energy Services LLC, an affiliate of Wexford ("SR Logistics"); Everest Operations Management LLC ("Everest"); and Wexford.

		REVENUES		ACCOUNTS RECEIVABLE
		Three Months Ended March 31,		March 31,	December 31,
		2017	2016	2017	2016
Taylor and Muskie	(a)	$7,554,380	$799,545	$4,056,830	$2,119,083
Taylor and Pressure Pumping	(a)	—	2,665,992	—	—
Taylor and Barracuda	(b)	64,428	52,364	203,165	110,438
Taylor and Energy Services	(b)	—	—	—	3,397
		$7,618,808	$3,517,901	$4,259,995	$2,232,918

a.
Taylor sells natural sand proppant to Muskie and Pressure Pumping. Natural sand proppant is sold to Muskie at a market-based per ton arrangement on an as-needed basis to supplement sand provided by its facility (when in operation) if any orders placed by its customers are not able to be readily fulfilled, either because of volume or specific grades of sand requested.

b.	Taylor provides services related to its transload facility. From time to time, Taylor pays for goods and services on behalf of Mammoth and its subsidiaries.

STURGEON ACQUISITIONS LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

		COST OF REVENUE		ACCOUNTS PAYABLE
		Three Months Ended March 31,		March 31,	December 31,
		2017	2016	2017	2016
Taylor and Barracuda	(c)	$170,914	$10,261	$58,227	$199,413
Taylor and Mammoth	(d)	—	—	—	155,208
Taylor and Muskie	(e)	35,732	2,456,676	20,193	70,470
Taylor and Pressure Pumping	(d)	—	—	—	45,475
		$206,646	$2,466,937	$78,420	$470,566

		SELLING, GENERAL AND ADMINISTRATIVE COSTS
Taylor and Mammoth	(f)	$270,090	$102,751	$629,492	$—
Taylor and Energy Services	(f)	—	—	—	3,454
Taylor and Wexford	(g)	6,141	1,216	—	2,543
Taylor and Everest	(h)	2,946	—	—	124
		$279,177	$103,967	$629,492	$6,121
				$707,912	$476,687

c.	Taylor incurs fees from Barracuda for the usage of its rail transloading facility.

d.	Mammoth provides certain payroll and related benefits, insurance and other services.

e.
Muskie, an entity under common ownership with the Company, has purchased natural sand proppant from Muskie. Natural sand proppant is sold to Taylor at a market-based per ton arrangement on an as-needed basis.

f.	Mammoth and Muskie provide technical and administrative services and pays for goods and services on behalf of Taylor.

g.	Wexford provides certain administrative and analytical services to the Company and, from time to time, the Company pays for goods and services on behalf of Wexford.

h.
Everest has historically provided office space and certain technical, administrative and payroll services to the Company and the Company has reimbursed Everest in amounts determined by Everest based on estimates of the amount of office space provided and the amount of employees’ time spent performing services for the Company.

9.	Commitments and Contingencies
The Company has entered into operating leases for railcars, locomotives, railroad track and land. Approximate amounts of future minimum lease payments under these operating leases are as follows:

Year ended December 31:	Amount
Remainder of 2017	$3,252,185
2018	2,307,585
2019	1,701,160
2020	1,273,560
2021	327,390
Thereafter	51,000
$8,912,880

Rent Expense totaled the following:

	Three Months Ended March 31,
	2017	2016
Rent Expense	$1,049,988	$1,039,164

From time to time, the Company may be a party to various legal and/or regulatory proceedings arising in the normal course of business. The Company is not currently a party to any litigation or pending claim that it believes would have a material adverse effect on its business, financial position and results of operations or liquidity.

STURGEON ACQUISITIONS LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The Company partially insures some workers’ compensation and auto claims, which includes medical expenses, lost time and temporary or permanent disability benefits. As of March 31, 2017 and December 31, 2016, the policy requires a deductible per occurrence of $250,000. The Company establishes liabilities for the unpaid deductible portion of claims incurred relating to workers’ compensation and auto liability based on estimates. As of March 31, 2017 and December 31, 2016, the policies contained aggregate stop losses of $2,000,000.

At March 31, 2017, Company had various letters of credit totaling $1,375,342 to ensure the mining sites are restored back to conditions specified by local authorities.

10.	Subsequent Events
The Company has evaluated the period after March 31, 2017 through July 27, 2017, the date the financial statements were available to be issued, noting no subsequent events or transactions that required recognition or disclosure in the financial statements other than those noted below.

On March 21, 2017, Mammoth, a related party to the Company, Wexford and Gulfport, announced that it had entered into definitive agreements, each dated as of March 20, 2017, as subsequently amended, to acquire the Company. The acquisition of the Company closed on June 5, 2017. Pursuant to the agreements, Mammoth issued 5,607,452 shares of its common stock, par value $0.01 per share, for all outstanding equity interests in of the Company. Based upon a closing price of Mammoth's common stock of $18.50 per share on June 5, 2017, the total purchase price was approximately $103.7 million.